Exhibit 24.2

POWER OF ATTORNEY

Know all persons by these presents that the individual whose signature appears below constitutes and appoints each of Mr. Steven A. Millstein and Mr. Russell A. Olson, his true and lawful attorneys-in-fact and agent, each acting alone, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement filed by ATX Group, Inc. (the “Registration Statement”), and to sign any subsequent registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ GAVIN J. DARBY

Gavin J. Darby, Director